Lincoln National Corporation's news release dated November 14, 1996 stated the following with respect to the Lincoln National Corporation Amended and Restated Rights Agreement dated as of November 14, 1996:

            " In other action, the Board amended the Lincoln National Corporation Shareholder Rights Plan. The action extends the term of the plan, first adopted in November 1986, for another 10 years, establishes a new exercise price for the rights and makes certain changes in activation and redemption of the rights."